Exhibit 77Q1(d)

                           LORD ABBETT EQUITY TRUST

                                 AMENDMENT TO

                      DECLARATION AND AGREEMENT OF TRUST

   The undersigned, being at least a majority of the Trustees of Lord Abbett Equity Trust, a Delaware statutory trust (the "Trust") organized pursuant to a Declaration and Agreement of Trust dated May 1, 2001 (the "Declaration"), do hereby establish, pursuant to Section V.2 of the Declaration, a new class of shares for each of the Trust's two series: Lord Abbett Calibrated Large Cap Value Fund and Lord Abbett Calibrated Mid Cap Value Fund; such new class to be designated Class F3 shares of each series. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

   This instrument shall constitute an amendment to the Declaration.

   IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 15/th/ day of December, 2016.

/s/ Daria L. Foster                   /s/ Franklin W. Hobbs
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Daria L. Foster                       Franklin W. Hobbs

/s/ E. Thayer Bigelow                 /s/ James M. McTaggart
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E. Thayer Bigelow                     James M. McTaggart

/s/ Robert B. Calhoun                 /s/ James L.L. Tullis
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Robert B. Calhoun, Jr.                James L.L. Tullis

/s/ Eric C. Fast                      /s/ Mark A. Schmid
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Eric C. Fast                          Mark A. Schmid

/s/ Evelyn E. Guernsey                /s/ Douglas B. Sieg
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Evelyn E. Guernsey                    Douglas B. Sieg

/s/ Julie Hill
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Julie A. Hill